UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 3, 2009

CHINA HOUSING & LAND DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51429	20-1334845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Youyi Dong Lu, Han Yuan 4 Lou
Xi'An, Shaanxi Province, China
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

710054
(Zip Code)

86-029-82582632
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2009, China Housing & Land Development, Inc.’s (the “Company”) 2009 Annual Meeting of Stockholders was held at 6 Youyi Dong Lu, Han Yuan 4 Lou, Xi’An, Shaanxi Province 710054, P.R.C.  The following seven directors were elected to serve on the board of directors until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office, whose resumes are attached as follows:

Mr. Pingji Lu, Chairman of the Board of Directors

Mr. Lu has served as the Chairman of the Board of Directors since he joined the company in 1999. He also served as the company’s Chief Executive Officer from 1999 until January 2009, when his CEO duties were assumed by Mr. Xiaohong Feng. Mr. Lu has more than 40 years of experience in housing development, management, and construction. After graduating from the Xi’an Army College with a major in architectural engineering, Mr. Lu served 32 years in the Chinese Army in architecture and engineering and completed his military career with the rank of Senior Colonel. Mr. Lu was the founder of Lanbo Financial Investment Company Group Limited, where he was the Chairman of the Board and Chief Executive Officer from its formation in September 2003 until its merger with Lanbo Financial Group, Inc. Mr. Lu served as the Chairman of the Board and Chief Executive Officer of Lanbo Financial Group, Inc., until December 2005. Prior to that, Mr. Lu served as Chairman of the Board and Chief Executive Officer of Xi’an Newstar Real Estate Development Co., Ltd., from 1998 until December 2005. He previously served as its General Manager from 1992 to 2003. He is member of the Enterprise Credit Association of Shaanxi Province.

Mr.  Xiaohong Feng, Chief Executive Officer & Managing Director

Mr. Feng was elected Chief Executive Officer in January 2009. He previously served as the company’s Chief Operating Officer from 2003 through 2008. He has been a member of the Board of Directors since he joined the company in 2003. With more than 20 years in the industry, Mr. Feng’s experience in architectural design and real estate development is leveraged as a member of the China Architecture Association, as Vice President of the Shaanxi Provincial Real Estate Association, and as Vice Director of Xi’an Decoration Association. From June 1996 to December 2002, Mr. Feng was General Manager and President of Xi'an Honghua Industry, Inc. He is a Registered Architect, and received his Master of Science degree in Architecture Science from Xi’an Architecture & Technology University.

Mr. Cangsang Huang, Chief Financial Officer and Director

Mr. Huang most recently served as Assistant CFO of the Company, a position he had held since October 2008.  Mr. Huang worked at Cantor Fitzgerald in 2006 and played an active role in several public financings for companies in the transportation/shipping sectors as well as several U.S. listed publicly-traded Chinese companies.  Since 2007, Mr. Huang worked for Merriman Curhan & Ford Inc. followed by Collins Stewart LLC.  He helped set up Merriman and Collins Stewart’s China banking practice and participated in several China related financing transactions, including General Steel (NYSE: GSI) and FUQI International (Nasdaq: FUQI).  From 2001 to 2004, Mr. Huang worked in Guangzhou, China with China Communication Construction Company Limited (1800.HK) as a project manager where he provided financial advisory services to both private and state-owned companies and participated in multiple multi-billion RMB infrastructure projects. Mr. Huang graduated from Shanghai Maritime University with a degree in transportation economics and has a Master’s degree in Statistics from Columbia University. Mr. Huang is a CFA Level III candidate and has his NASD Series 7 & 63 licenses.

Ms. Carolina Woo, Independent Director

Ms. Carolina Woo, is currently the owner of CW Group, a consulting firm focused in real estate development, planning and design. Ms. Woo is also a member of the Board of Trustees of the Rhode Island School of Design. Previously, Ms. Woo worked at Skidmore, Owings & Merrill LLP (SOM) beginning in 1969, and retired as a partner of the international architecture-engineering office of SOM where she served as the President of SOM International Ltd. with overall responsibility for SOM’s work in China, Hong Kong, Taiwan, and the Asia-Pacific region. Ms. Woo received her Master’s Degree from Columbia University Graduate School of Business and her Bachelor’s Degree in Architecture from the Road Island School of Design.

Mr. Michael Marks, Independent Director

Mr. Michael Marks is currently president and director of Middle Kingdom Alliance Corp., a special purpose acquisition corporation listed on Over-the-Counter Bulletin Board. Mr. Marks is also an independent director of Genesis Pharmaceuticals Enterprises, Inc. (GNPH: OTCBB) and of Yanglin Soybean, Inc. (YSYB: OTCBB).  Previously, Mr. Marks served as a managing director and principal of Sonnenblick Goldman Asia Pacific Limited, a firm that provides advisory services in real estate investments, until December 2007. Mr. Marks also previously served as a director of Horwath Asia Pacific from January 2002 to December 2005 and was chief executive officer and director at B2Gglobe (Pty) Limited from May 2001 to December 2002. Mr. Marks received both Bachelor’s and Master’s Degrees in Commerce from the University of the Witwatersrand in Johannesburg, South Africa in 1994 and 1997, respectively, and also received a Bachelor’s Degree in Psychology from the University of South Africa in 1998. In 1997, Mr. Marks qualified as a Chartered Accountant in South Africa, and in 1999 as a Fellow of the Association of International Accountants in the United Kingdom.

Mr. Suiyin Gao, Independent Director

Mr. Suiyin Gao, has over 30 years experience in human resource and management consultant area. Mr. Gao is currently the head of the Shaanxi Senior Talent Office, which is affiliated with Shaanxi Provincial government and focused on corporation management, consultation and human resources services. Mr. Gao is the founder and chairman of Shanxi management Member Club, one of the largest manager clubs in Shanxi province. Mr. Gao is currently an independent director of six enterprises, and also acted as senior consultant for more than twenty enterprises. Previously, Mr. Gao worked for the government since 1973. In 1998, Mr. Gao received his degree in Master of Business Administration from Northwest University in China.

Mr. Albert McLelland, Independent Director

Mr. Albert McLelland began serving as an independent director in February 2009. He also serves as the Chairman of the Board's Audit Committee. Mr. McLelland has been Senior Managing Director of AmPac Strategic Capital LLC since 2003. He is also a founder and Managing Director of AmPac-TDJ LLC. Prior to founding AmPac Strategic Capital, Mr. McLelland was responsible for the day to day cross-border transactions practice of PricewaterhouseCoopers’ Financial Advisory Services. Mr. McLelland has extensive investment and merchant banking experience, has built two Asian-based financial service firms, and has led the corporate finance department at CEF Taiwan Limited. He began his investment banking career in Public Finance at Shearson Lehman. He holds an M.B.A. degree from the University of Chicago and a Master of International Affairs degree from Columbia University. He completed his undergraduate studies at the University of South Florida and studied Mandarin at the National Normal University in Taiwan. Since September 2008, Mr. McLelland has served as an independent director and Chairman of the audit committee of the Board of Directors for China Fire & Security Group, Inc. On March 9, 2009, Mr. McLelland became an independent director and Chairman of the audit committee of the Board of Directors for Yanglin Soybean, Inc.

The votes regarding the election of the persons named above as directors were as follows:

	FOR	AGAINST	ABSTENTIONS

Pingji Lu	24,269,744	10,050	33,308
Xiaohong Feng	24,276,494	3,300	33,308
Cangsang Huang	24,241,199	38,595	33,308
Michael Marks	23,773,120	17,074	522,908
Carolina Woo	23,772,864	17,330	522,908
Albert McLelland	23,790,172	22	522,908
Suiyin Gao	23,663,026	447,168	202,908

Item 8.01 Other Items.

At the Annual Meeting, the proposal to ratify the appointment of MSCM LLP as the Company’s independent registered public accounting firm to serve for the fiscal year ending December 31, 2009 was duly approved and adopted. The votes regarding the proposal were as follows:

FOR	AGAINST	ABSTENTIONS

22,813,364	1,442,850	56,888

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HOUSING & LAND DEVELOPMENT, INC.
Dated: November 3, 2009
	By:	/s/ Xiaohong Feng
Name: Xiaohong Feng Title: Chief Executive Officer